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EXHIBIT 10.2


                          MUTUAL TERMINATION AGREEMENT

         MUTUAL TERMINATION AGREEMENT (the "Agreement"), dated as of May 1, 2008, by and between AETHLON MEDICAL, INC., a Nevada corporation, (the "Company"), and FUSION CAPITAL FUND II, LLC, an Illinois limited liability company (the "Buyer").

         WHEREAS, the Buyer and the Company mutually desire to terminate the Common Stock Purchase Agreement dated as of March 21, 2007, by and between the Company and the Buyer (the "Purchase Agreement"). All capitalized terms used in this Agreement that are not defined in this Agreement shall have the meanings set forth in the Purchase Agreement;

         NOW THEREFORE, the Company and the Buyer hereby agree as follows:

         1.       TERMINATION OF THE PURCHASE AGREEMENT.

         The Purchase Agreement, that certain Registration Rights Agreement between the Company and Buyer dated March 21, 2007, the "Registration Rights Agreement" and the other Transaction Documents between the Buyer and the Company related to the Purchase Agreement (other than this Agreement) are hereby terminated effective as of the date hereof and any and all rights, duties and obligations arising thereunder or in connection with the Purchase Agreement, and the Transaction Documents (other than this Agreement) are now and hereafter fully and finally terminated, provided, however, that (i) the representations and warranties of the Buyer and Company contained in Sections 2 and 3 of the Purchase Agreement, (ii) the indemnification provisions set forth in Section 8 of the Purchase Agreement, and (iii) the agreements and covenants set forth in
Section 11 of the Purchase Agreement, each shall survive such termination and shall continue in full force and effect (the "Surviving Obligations").

         2.       MUTUAL GENERAL RELEASE.

         Except as may arise under or in connection with this Agreement and the Surviving Obligations, the Company and the Buyer hereby release and forever discharge each party hereto and its predecessors, successors and assigns, employees, shareholders, partners, managing members, officers, directors, agents, subsidiaries, divisions and affiliates from any and all claims, causes of actions, suits, demands, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments whatsoever in law or in equity, whether known or unknown, including, but not limited to, any claim arising out of or relating to the transactions described in the Purchase Agreement and Transaction Documents (other than the Surviving Obligations) which any party hereto had, now has or which its heirs, executors, administrators, successors or assigns, or any of them, hereafter can, shall or may have, against any party hereto or such parties predecessors, successors and assigns, employees, shareholders, partners, managing members, officers, directors, agents, subsidiaries, divisions and affiliates, for or by reason of any cause, matter or thing whatsoever, whether arising prior to, on or after the date hereof, provided, however, that (i) this Agreement, and (ii) the Surviving Obligations shall continue in full force and effect as the legal, valid and binding obligation of each party thereto enforceable against each such party in accordance with its terms.


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         3. MISCELLANEOUS.

         (a) GOVERNING LAW; JURISDICTION; JURY TRIAL. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Chicago, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

         (b) COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

         (c) HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         (d) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.


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         (e) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:
                           Aethlon Medical, Inc.
                           3030 Bunker Hill Street
                           Suite 4000
                           San Diego, CA 92109
                           Telephone:       858-459-7800
                           Facsimile:       858-332-1739
                           Attention:       Chief Executive Officer

                  With a copy to:
                           Richardson & Patel, LLP
                           10900 Wilshire Blvd., Suite 500
                           Los Angeles, CA 90404
                           Telephone:       310-208-1182
                           Facsimile:       310-208-1154
                           Attention:       Jennifer Post, Esq.

                  If to the Buyer:
                           Fusion Capital Fund II, LLC
                           222 Merchandise Mart Plaza, Suite 9-112
                           Chicago, IL 60654
                           Telephone:       312-644-6644
                           Facsimile:       312-644-6244
                           Attention:       Steven G. Martin

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, and recipient facsimile number or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

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         (f) DISCLOSURE; SEC FILINGS. The Company agrees to issue the press release set forth as EXHIBIT A hereto by no later than 9:00 am Eastern Time, on May 6, 2008. The Company shall file with the SEC the Report on Form 8-K set forth as EXHIBIT B hereto by no later than 9:00 am Eastern Time, on May 6, 2008. The Company also shall file with the SEC the Form RW set forth as EXHIBIT C hereto by no later than 9:00 am Eastern Time, on May 6, 2008. The Company and the Buyer each hereby unconditionally agree that for a period of two (2) years from the date of this Agreement that without the prior written consent of the other party, neither party shall issue any other press release, make any other SEC filing, make any other public or private communication or disclosure, written or verbal, of any kind whatsoever with respect to: (i) the other party, its employees, its managers, or any of its affiliates, (ii) the Purchase Agreement, the transactions or any registration statement contemplated under the Purchase Agreement, (iii) this Agreement, and (iv) the termination of the Purchase Agreement. Notwithstanding the foregoing, any party may make written communications and written public disclosures with respect to: (i) the other party, its employees, its managers, or any of its affiliates, (ii) the Purchase Agreement, the transactions or any registration statement contemplated under the Purchase Agreement, (iii) this Agreement, and (iv) the termination of the Purchase Agreement, if and only if: (a) required by law or government regulation (and if required by subpoena or other judicial order such information may be communicated orally as required by such proceedings), (b) required by court order (such information may be communicated orally if required by such order), or (c) required in connection with a written government request, in each case, as evidenced by written advice from such party's legal counsel, in each case, after giving the other party one Business Day prior written notice and the opportunity to review such written communication or written public disclosure (however, in the case of oral disclosures required by subpoena or court order the parties agree and acknowledge that there may be no practicable opportunity to review such matters). Such written advice from such party's legal counsel shall specify in meaningful detail all facts and legal analysis which form the basis of such written advice. In addition to and notwithstanding the foregoing, the Company shall also be permitted to make disclosures in any of its SEC filings but only to the extent that such disclosures are: (I) substantially the same as the information set forth in the Report on Form 8-K set forth as Exhibit B hereto, (II) is substantially the same as information which was disclosed by the Company in an SEC filing made prior to the date hereof or (III) is required by the Company's independent registered accounting firm to grant its consent to or approve a particular SEC filing as evidenced by written advice from the Company's independent registered accounting firm. Such written advice from the Company's independent registered accounting firm shall specify in meaningful detail all facts and analysis which form the basis of such written advice.

         (g) RULE 144. With a view to making available to the Buyer the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Buyer to sell any of its shares of Common Stock to the public without registration ("RULE 144"), the Company agrees to fully cooperate in the removal of restrictive legend from any Common Stock share certificates delivered to the Company by the Buyer together with an opinion of Buyer's counsel in customary form that registration is not required under the Securities Act of 1933 or similar state laws in compliance with Rule 144.

         (h) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer, including by merger or consolidation. The Buyer may not assign its rights or obligations under this Agreement.

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         (i) NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         (j) FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement.

         (k) NO STRICT CONSTRUCTION. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         (l) CHANGES TO THE TERMS OF THIS AGREEMENT. This Agreement and any provision hereof may only be amended by an instrument in writing signed by the Company and the Buyer. The term "Agreement" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

         (m) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.


                                     * * * *

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         IN WITNESS WHEREOF, the Buyer and the Company have caused this Mutual
Termination Agreement to be duly executed as of the date first written above.


                                              THE COMPANY:
                                              ------------

                                              AETHLON MEDICAL, INC.

                                              By: /s/ James A. Joyce
                                                  ------------------------------
                                                  Name: James A. Joyce
                                                  Title: Chief Executive Officer


                                              BUYER:
                                              ------

                                              FUSION CAPITAL FUND II, LLC
                                              BY: FUSION CAPITAL PARTNERS, LLC
                                              BY: SGM HOLDINGS CORP.

                                              By: /s/ Steven G. Martin
                                                  ------------------------------
                                                  Name: Steven G. Martin
                                                  Title: President




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                                    EXHIBIT A
                                    ---------

                                  PRESS RELEASE


ATTACHED HERETO.


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                                    EXHIBIT B
                                    ---------

                               REPORT ON FORM 8-K


ATTACHED HERETO.

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                                    EXHIBIT C
                                    ---------

                                     FORM RW


ATTACHED HERETO.